Exhibit 21.1
Sabra Subsidiaries

Jurisdiction of Incorporation

Sabra Health Care REIT, Inc.	Maryland
Sabra Health Care, L.L.C.	Delaware
Sabra Health Care Limited Partnership	Delaware
Sabra Montana, LLC	Delaware
Sabra California II, LLC	Delaware
Sable-Aurora, LLC	Colorado
Sabra North Conway, L.L.C.	New Hampshire
C.H.P. Limited Liability Co.	New Hampshire
C.H.R. Limited Liability Co.	New Hampshire
C.H.W. Limited Liability Co.	New Hampshire
Sabra Nashua, L.L.C.	New Hampshire
DJB Realty L.L.C.	New Hampshire
SB Fountain City, LLC	Georgia
SB New Martinsville, LLC	West Virginia
Reservoir Real Estate Holdings, LLC	Delaware
Sabra Idaho, LLC	Delaware
Oakhurst Manor Nursing Center LLC	Massachusetts
Sunset Point Nursing Center LLC	Massachusetts
Sabra New Mexico, LLC	Delaware
Connecticut Holdings I LLC	Delaware
Orchard Ridge Nursing Center LLC	Massachusetts
Sabra Connecticut II, LLC	Delaware
HHC 1998-1 Trust	Massachusetts
Northwest Holdings I LLC	Delaware
395 Harding Street, LLC	Delaware
1104 Wesley Avenue, LLC	Delaware
Kentucky Holdings I, LLC	Delaware
Sabra Health Care Holdings I, LLC	Delaware
Elms Haven-Thornton, LLC	Colorado
Sabra California I, LLC	Delaware
Sabra Deer Lodge, LLC	Delaware
Sabra McKinley, LLC	Delaware
Sabra Missouri River, LLC	Delaware
Sabra San Juan, LLC	Delaware
Sabra Health Care Holdings II, LLC	Delaware
Arden Real Estate Holdings, LLC	Delaware
Sabra Bedford Hills, LLC	Delaware
Sabra Forest Hills, LLC	Delaware
Sabra Woodland View, LLC	Delaware
Langdon Place of Dover, General Partnership	New Hampshire
Langdon Place of Keene Limited Partnership	New Hampshire
L.P.E., General Partnership	New Hampshire
Sabra Capital Corporation	Delaware
Sabra Health Care Holdings III, LLC	Delaware
Sabra Health Care Holdings IV, LLC	Delaware
Sabra Lake Drive, LLC	Delaware
Bay Tree Nursing Center LLC	Massachusetts
West Bay Nursing Center LLC	Massachusetts
Sabra Kentucky, LLC	Delaware

Sabra NC, LLC	Delaware
Sabra Ohio, LLC	Delaware
New Hampshire Holdings LLC	Delaware
Sabra FHAPT, LLC	Delaware
Sabra Health Care Frankenmuth, LLC	Michigan
Sabra Health Care Delaware, LLC	Delaware
Sabra Health Care Northeast, LLC	Delaware
Sabra Health Care Pennsylvania, LLC	Delaware
Sabra Health Care Virginia, LLC (formerly Sabra Hillside Terrace, LLC)	Delaware
Sabra Texas GP, LLC	Texas
Sabra Texas Properties, L.P.	Texas
Sabra Texas Properties II, L.P.	Texas
Sabra Texas Holdings GP, LLC	Texas
Sabra Texas Holdings, L.P.	Texas
Sabra Michigan, LLC	Delaware
Sabra Gaylord LLC	Delaware
Sabra Cadillac LLC	Delaware
Sabra Greenville LLC	Delaware
Sabra Manistee LLC	Delaware
Sabra Mason LLC	Delaware
Sabra Midland LLC	Delaware
Sabra Mecosta LLC	Delaware
Sabra Tawas LLC	Delaware
Sabra Alpena LLC	Delaware
Sabra Phoenix TRS Venture, LLC	Delaware
Sabra Phoenix TRS Venture II, LLC	Delaware
Sabra Phoenix Wisconsin, LLC	Delaware
Sabra Corrales Preferred Equity, LLC	Delaware